UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2019

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    The Stock Award Incentive Plan
On July 18, 2019, the registrant amended the Isabella Bank Corporation Stock Award Incentive Plan (“Incentive Plan”) to change the potential payout formula from 10% of an employee’s wages to 20%.
The Employee Cash Incentive Plans
On July 16, 2019, the registrant amended the Isabella Bank Corporation Employee Cash Incentive Plans (“Cash Plan”) to change the potential payout formula from 10% of an employee’s wages to 20% for the executive employee's incentive plan which is for the registrant’s President and Chief Executive Officer, Chief Financial Officer and the Bank’s President.
The foregoing brief descriptions of the Incentive Plan amendment and the Cash Plan amendment are qualified in their entirety by reference to the text of the amended Incentive Plan, a copy of which is attached as Exhibit 10.1 and the text of the amended Cash Plan which is attached as Exhibit 10.2.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Isabella Bank Corporation Stock Award Incentive Plan

10.2	Isabella Bank Corporation Employee Cash Incentive Plans
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	July 22, 2019	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO